                                                                    Exhibit 99.4

Audited Financial Statements

Health Personnel Options Corporation

Years ended June 30, 2001 and 2000 with Report of Independent Auditors

                          Audited Financial Statements

                      Health Personnel Options Corporation

                       Years ended June 30, 2001 and 2000
                       with Report of Independent Auditors






                                    CONTENTS

Report of Independent Auditors................................................1

Audited Financial Statements

Balance Sheets................................................................2
Statements of Operations......................................................3
Statements of Shareholders' Equity............................................4
Statements of Cash Flows......................................................5
Notes to Financial Statements.................................................6

                           [ERNST & YOUNG LETTERHEAD]


                         Report of Independent Auditors


Board of Directors
Health Personnel Options Corporation

We have audited the balance sheet of Health Personnel Options Corporation as of June 30, 2001, and the related statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Health Personnel Options Corporation for the year ended June 30, 2000, were audited by other auditors whose report dated November 29, 2000, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2001 financial statements referred to above present fairly, in all material respects, the financial position of Health Personnel Options Corporation, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

                                                           /s/ Ernst & Young LLP

August 10, 2001

                      Health Personnel Options Corporation

                                 Balance Sheets

                                                                        JUNE 30
                                                                   2001          2000
                                                               ------------    ------------
ASSETS
Current assets:
    Cash and cash equivalents                                  $      1,000    $      4,849
    Accounts receivable, net of allowance for doubtful
      accounts of $100,000 and $207,765, respectively             5,603,956       1,914,068
    Prepaid expenses and other current assets                       221,979          50,477
    Deferred income taxes                                           468,753              --
                                                               ------------    ------------
Total current assets                                              6,295,688       1,969,394

Equipment and leasehold improvements, net                           802,100         668,246
Goodwill, net                                                     6,066,795       6,548,552
Deferred income taxes                                                87,924              --
Other assets                                                         40,152          77,463
                                                               ------------    ------------
Total assets                                                   $ 13,292,659    $  9,263,655
                                                               ============    ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                           $  1,672,560    $    789,321
    Accrued expenses                                              2,034,845         533,739
    Line of credit                                                  696,101       1,800,000
    Current portion of long-term debt                               332,423         452,970
                                                               ------------    ------------
Total current liabilities                                         4,735,929       3,576,030

Deferred income taxes                                                43,253              --
Long-term debt                                                    1,555,476       2,809,701

Shareholders' equity:
    Preferred stock, $1,000 par value
      Authorized shares -- 4,257.14
      Issued shares --  3,304.76 at June 30, 2001 and
        2,828.57 at June 30, 2000                                 3,304,760       2,828,570
    Common stock, no par value (at amount paid in)
      Authorized shares -- 1,000,000
      Issued and outstanding shares -- 194,200                    2,425,400       2,425,400
    Additional paid-in capital                                    2,095,240       1,571,430
    Accumulated deficit                                            (867,399)     (3,947,476)
                                                               ------------    ------------
Total shareholders' equity                                        6,958,001       2,877,924
                                                               ------------    ------------
Total liabilities and shareholders' equity                     $ 13,292,659    $  9,263,655
                                                               ============    ============

See accompanying notes.

                      Health Personnel Options Corporation

                            Statements of Operations

                                                   YEAR ENDED JUNE 30
                                                  2001            2000
                                              ------------    ------------
Revenues                                      $ 34,490,682    $ 15,940,638

Cost of services                                24,023,010      11,977,556
                                              ------------    ------------
                                                10,467,672       3,963,082
Other operating expenses:
    Corporate, general and administrative        6,686,387       5,093,968
    Depreciation and amortization                  718,984         735,585
                                              ------------    ------------
                                                 7,405,371       5,829,553
                                              ------------    ------------
Operating income (loss)                          3,062,301      (1,866,471)
Other revenue (expense):
    Interest expense, net                         (465,767)       (404,098)
    Other                                           29,518         (10,863)
                                              ------------    ------------
Income (loss) before income taxes                2,626,052      (2,281,432)

Income tax benefit                                 454,025              --
                                              ------------    ------------
Net income (loss)                             $  3,080,077    $ (2,281,432)
                                              ============    ============

See accompanying notes.

                      Health Personnel Options Corporation

                 Consolidated Statements of Shareholders' Equity


                                             PREFERRED STOCK            COMMON STOCK         ADDITIONAL
                                         -----------------------   -----------------------     PAID-IN    ACCUMULATED
                                           SHARES       AMOUNT       SHARES       AMOUNT       CAPITAL      DEFICIT        TOTAL
                                         ----------   ----------   ----------   ----------   ----------   ----------    ----------
Balances June 30, 1999                     2,828.57   $2,828,570      194,200   $2,425,400   $1,571,430   $(1,666,044)  $5,159,356
   Net loss and comprehensive loss               --           --           --           --           --    (2,281,432)  (2,281,432)
                                         ----------   ----------   ----------   ----------   ----------    ----------   ----------
Balances June 30, 2000                     2,828.57    2,828,570      194,200    2,425,400    1,571,430    (3,947,476)   2,877,924
   Conversion of note payable                476.19      476,190           --           --      523,810            --    1,000,000
   Net income and comprehensive income           --           --           --           --           --     3,080,077    3,080,077
                                         ----------   ----------   ----------   ----------   ----------    ----------   ----------
Balances June 30, 2001                      3,304.76   $3,304,760     194,200   $2,425,400   $2,095,240   $  (867,399)  $6,958,001
                                         ==========   ==========   ==========   ==========   ==========   ===========   ==========

See accompanying notes.

                      Health Personnel Options Corporation

                            Statements of Cash Flows

                                                                      YEAR ENDED JUNE 30
                                                                     2001            2000
                                                                 ------------    ------------
OPERATING ACTIVITIES
Net income (loss)                                                $  3,080,077    $ (2,281,432)
Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities:
      Depreciation and amortization                                   718,984         735,585
      Deferred income taxes                                          (513,424)             --
      Changes in operating assets and liabilities:
        Accounts receivable                                        (3,689,888)       (673,620)
        Prepaid expenses and other current assets                    (171,502)         62,478
        Other assets                                                   37,311         (17,660)
        Accounts payable                                              883,239         276,952
        Accrued expenses                                            1,501,106         163,376
                                                                 ------------    ------------
Net cash provided by (used in) operations                           1,845,903      (1,734,321)

INVESTING ACTIVITIES
Acquisition, net of cash acquired                                          --        (178,000)
Purchases of equipment and leasehold improvements                    (371,081)       (274,365)
                                                                 ------------    ------------
Net cash used in investing activities                                (371,081)       (452,365)

FINANCING ACTIVITIES
(Decrease) increase in line of credit                              (1,103,899)      2,158,832
Proceeds from long-term debt                                          932,500         517,830
Repayments of long-term debt                                       (1,307,272)       (576,594)
                                                                 ------------    ------------
Net cash (used in) provided by financing activities                (1,478,671)      2,100,068
                                                                 ------------    ------------

Decrease in cash                                                       (3,849)        (86,618)
Cash at beginning of year                                               4,849          91,467
                                                                 ------------    ------------
Cash at end of year                                              $      1,000    $      4,849
                                                                 ============    ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest                                           $    529,224    $    372,169

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING ACTIVITIES
Property and equipment acquired under capital lease              $         --    $    351,483
Issuance of preferred stock upon conversion of note payable         1,000,000              --

See accompanying notes.

                      Health Personnel Options Corporation

                          Notes to Financial Statements

                                  June 30, 2001

1. SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Health Personnel Options Corporation (the Company) is engaged in the business of temporary staffing of licensed medical professionals, medical clerical personnel and other healthcare professionals and assistants in the United States.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investment instruments purchased with a maturity of three months or less to be cash equivalents.

EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Equipment and leasehold improvements are stated at cost. Expenditures for significant renewals and improvements are capitalized. Repairs and maintenance are charged to expense as incurred. Depreciation is computed using the straight-line method based on the estimated useful lives of the assets (3 to 5 years).

GOODWILL

Goodwill represents the excess of the cost of businesses acquired over the fair market value of identifiable net assets at the dates of acquisition. Goodwill is amortized on a straight-line basis over 15 years. Accumulated amortization of goodwill was $1,159,566 and $677,808 at June 30, 2001 and 2000, respectively.

INCOME TAXES

The Company uses the liability method to account for income taxes. Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates and laws that are anticipated to be in effect when the differences are expected to reverse.

                      Health Personnel Options Corporation

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

STOCK-BASED COMPENSATION

The Company accounts for stock-based compensation under the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," (APB 25). Under APB 25, because the exercise price of the Company's stock options is equal to or greater than the fair market value on the date of grant, no compensation expense is recognized. The Company provides additional pro forma disclosures as required under SFAS No. 123, "Accounting for Stock-Based Compensation" (SFAS 123).

ADVERTISING

The costs of advertising, which are charged to expense as incurred, were approximately $247,000 and $174,000 for the years ended June 30, 2001 and 2000, respectively.

USE OF ESTIMATES

Preparation of the financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Equipment and leasehold improvements consist of the following:

                                                        JUNE 30
                                                  2001            2000
                                              ------------    ------------
Furniture and fixtures                        $    199,105    $    132,992
Computer software                                  229,211         173,597
Computer equipment                                 305,023         131,645
Equipment under capital leases                     533,997         533,997
Leasehold improvements                              44,740              --
                                              ------------    ------------
                                                 1,312,076         972,231
Accumulated depreciation                          (509,976)       (303,985)
                                              ------------    ------------
Equipment and leasehold improvements, net     $    802,100    $    668,246
                                              ============    ============

Accumulated depreciation includes $249,182 at June 30, 2001 ($139,515 at June 30, 2000) for equipment under capital leases.

                      Health Personnel Options Corporation

3. LINE OF CREDIT

The Company has a $2,000,000 revolving line of credit with The First National Bank of Southwest Ohio (First National). Borrowings totaled $696,101 at June 30, 2001 ($1,800,000 at June 30, 2000) and bear interest at 1.0% over the prime rate (7.75% at June 30, 2001). The line of credit expires on September 14, 2001. The line of credit is collateralized by a security interest in all assets of the Company and is guaranteed by certain shareholders.

4. LONG-TERM DEBT

Long-term debt obligations are summarized as follows:

                                                                     JUNE 30
                                                               2001           2000
                                                           ------------    ------------
$1,000,000 note payable to First National;
 variable interest rate at the prime rate plus 1.0
 percent (7.75% at June 30, 2001); due in monthly
 installments of $16,028, including interest
 through March 29, 2004; collateralized by all
 assets of the Company                                     $    761,517    $    871,583

$550,025 note payable to First National; variable
 interest rate at the prime rate plus 1.0 percent
 (7.75% at June 30, 2001); due in monthly
 installments of $9,031, including interest through
 March 30, 2003; collateralized by all assets of
 the Company                                                    345,261         418,521

Note payable to shareholder; fixed interest rate
 of 5.75%; interest due quarterly; principal due
 April 8, 2004                                                  459,280         459,280


Note payable to shareholder; fixed interest rate
 of 12.0%; interest due quarterly; converted to
 476.19 shares of Series B preferred stock in 2001                   --       1,000,000

Capitalized equipment leases; payable $11,386 monthly
 including interest from 7.75% to 9.8%                          321,841         424,671

Other                                                                --          88,616
                                                           ------------    ------------
                                                              1,887,899       3,262,671
Current portion                                                (332,423)       (452,970)
                                                           ------------    ------------
Long-term debt                                             $  1,555,476    $  2,809,701
                                                           ============    ============

                      Health Personnel Options Corporation

4. LONG-TERM DEBT (CONTINUED)

Maturities of long-term debt subsequent to 2001 are as follows:

2002                    $332,423
2003                     326,998
2004                     396,541
2005                     831,937
                 ----------------
                      $1,887,899
                 ================

5. LEASES

The Company leases certain equipment under capital leases, office space under operating leases, and short-term housing under operating leases. The following is a schedule of future minimum lease payments under the capital leases and operating leases that have initial or remaining noncancelable lease terms in excess of one year as of June 30, 2001:

                                                CAPITALIZED        OPERATING
                                                  LEASES             LEASES
                                               --------------    -------------
        2002                                         $131,914         $336,744
        2003                                          103,821          357,070
        2004                                           85,980          362,113
        2005                                           55,179          303,541
        2006                                                -          202,119
                                               --------------    -------------
                                                      376,894       $1,561,587
                                                                 =============
        Less amounts representing interest            (55,053)
                                               --------------
                                                     $321,841
                                               ==============

Rent expense for 2001 and 2000 was approximately $1,037,000 and $1,167,000, respectively.

                      Health Personnel Options Corporation

6. INCOME TAXES

Deferred income taxes are determined based upon the temporary differences between the financial statement carrying amounts and the tax basis of assets and liabilities. For financial reporting purposes, a valuation allowance of $1,528,000 has been provided at June 30, 2000 against net deferred tax assets. At June 30, 2001, the Company has net operating loss carryforwards of $951,486, which expire in 2019. Additionally, the Company has alternate minimum tax credits of $47,451 available to offset future tax liabilities.

Income tax expense benefit (expense) for the year ended June 30 was:

                   2001            2000
               ------------    ------------
Current        $    (59,399)   $     79,000
Deferred            513,424         (79,000)
               ------------    ------------
               $    454,025              $-
               ============    ============

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of tax assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Management has removed the valuation allowance against the deferred tax assets, since it is more likely than not that the tax benefit will ultimately be realized under current income tax law. Significant components of the Company's net deferred tax assets (liabilities) are as follows:

                                                                       JUNE 30
                                                                 2001           2000
                                                             ------------    ------------
Deferred tax assets:
  Net operating loss carryforwards                           $    371,080    $  1,376,000
  Allowance for doubtful accounts                                  39,000          88,000
  Intangible assets                                                87,924          90,000
  AMT tax credit carryforwards                                     47,451              --
  Other                                                            11,222              --
                                                             ------------    ------------
                                                                  556,677       1,554,000
  Valuation allowance                                                  --      (1,528,000)
                                                             ------------    ------------
                                                                  556,677          26,000

 Deferred tax liabilities:
  Difference between book and tax bases of equipment and
    leasehold improvements                                        (43,253)        (26,000)
                                                             ------------    ------------
Net deferred tax assets                                      $    513,424              $-
                                                             ============    ============

                      Health Personnel Options Corporation

7. EMPLOYEE BENEFIT PLANS

The Company sponsors a 401(k) plan that covers substantially all employees who have met certain eligibility requirements. Employees may contribute up to 15% of their eligible compensation to the plan, subject to IRS limitations. The Company makes contributions at the discretion of the Board of Directors. The Company contributed $23,483 during the year ended June 30, 2001. There were no contributions during the year ended June 30, 2000.

8. SHAREHOLDERS' EQUITY

PREFERRED STOCK

The Company has issued 1,400 shares of Series A preferred stock and 1,904.76 shares of Series B preferred stock.

The preferred stock is convertible into common stock at any time at the option of the preferred stockholder. The conversion rate is 81.43 shares of common stock for each share of Series A preferred stock and 99.96 shares of common stock for each share of Series B preferred stock and is adjusted based on the Company's performance or issuance of additional common shares. The preferred stock is automatically converted into common stock at the closing of an underwritten public offering of common stock that results in net proceeds to the Company of at least $10 million and a market capitalization of at least $40 million. The holder of any preferred shares converted is immediately entitled to receive all accrued and unpaid dividends.

Each holder of preferred stock has voting rights equivalent to the number of common shares into which the preferred shares held by such holder could be converted on the record date fixed for the vote of stockholders.

The holders of record of the preferred shares shall be entitled to receive, when and if declared by the Board of directors out of the retained earnings of the Company, cash dividends at the rate of 9% per annum. These dividends are payable quarterly and are cumulative. The holders of the preferred stock are also entitled to receive any dividend paid to the holders of common stock in the amount to which they would have been entitled to receive had the preferred shares been converted to common shares immediately prior to the record date for the dividends. No dividends have been declared to date as of June 30, 2001.

In the event of liquidation or dissolution of the Company, the holders of preferred stock are entitled to be paid $1,000 per share together with all accrued and unpaid dividends prior to any payments to common stockholders. After this payment to preferred stockholders, the common stockholders are entitled to payment of $1,000 per common share. After these payments are made, the preferred and common stockholders are entitled to share pro rata in the distribution of the remaining assets of the Company.

                      Health Personnel Options Corporation

8. SHAREHOLDERS' EQUITY (CONTINUED)

SHARES RESERVED FOR FUTURE ISSUANCE

At June 30, 2001, the Company has reserved shares of capital stock for future issuance as follows:

                                                  COMMON
                                                   STOCK
                                               ------------
Stock options outstanding                            12,502
Convertible preferred stock                         304,402
                                               ------------
                                                    316,904
                                               ============

STOCK OPTION PLAN

In 1999, the Company's Board of Directors adopted an employee stock option plan (the Plan). The Plan allows for incentive stock options to be granted to employees and directors. Shares issued under the Plan may be subject to right of first refusal, repurchase options, or other conditions and restrictions as determined by the Board of Directors. The exercise price for incentive stock options shall not be less than 100% of the fair value of the stock subject to the option on the date of grant. The Board of Directors determines the fair value of the stock of the Company. All options expire no more than ten years from the date of grant.

All options vest over a period of four years from the date of grant with 25% vesting after one year and 2.08% vesting each month thereafter. Under the terms of the Plan, all incentive options are immediately exercisable on the date of grant. However, all shares that are issued under the Plan are subject to repurchase by the Company at the original exercise price until the underlying options have vested.

A summary of the Company's stock option activity for the year ended June 30, 2001 and related information are as follows:

                                                               WEIGHTED
                                 SHARES                        AVERAGE
                              AVAILABLE FOR      OPTIONS       EXERCISE
                                 GRANT         OUTSTANDING      PRICE
                              ------------    ------------   ------------
Shares authorized                   50,300              --
Options granted                    (12,502)         12,502   $      20.00
Options exercised                       --              --             --
Options canceled                        --              --             --
                              ------------    ------------
Balance at June 30, 2001            37,798          12,502          20.00
                              ============    ============

                      Health Personnel Options Corporation

8. SHAREHOLDERS' EQUITY (CONTINUED)

STOCK OPTION PLAN (CONTINUED)

The options outstanding at June 30, 2001, have a weighted average remaining contractual life of 9.46 years. There are no options that are vested and exercisable at June 30, 2001.

SFAS 123 requires the disclosure of pro forma information regarding results of operations, to be determined as if the Company has accounted for its stock options granted under the fair value method. The fair value of these options was estimated at the date of grant using the minimum value approach permitted by SFAS 123 for private companies, using the following assumptions in 2001:

                      Dividend yield                  0.0%
                      Risk-free interest rate         6.0%
                      Expected life in years          4

The effect of applying SFAS 123 to the Company's stock option awards did not result in pro forma net income that was materially different from the historical amount reported. Therefore, such pro forma information is not separately presented herein. Future pro forma net income results may be materially different from actual amounts reported.